EXHIBIT 99.1

Home BancShares, Inc. Announces Record Quarterly Profit of $27.3 Million

CONWAY, Ark., April 17, 2014 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (Nasdaq:HOMB), parent company of Centennial Bank, today announced a record quarterly profit of $27.3 million, or $0.42 diluted earnings per share for the first quarter of 2014 compared to $17.5 million or $0.31 diluted earnings per share for the same quarter in 2013. The Company increased its first quarter earnings by $9.8 million or 55.8% for the three months ended March 31, 2014 compared to the same period of the previous year. Excluding the $849,000 of merger expenses associated with the recently completed acquisition of Liberty Bancshares, Inc. (Liberty), diluted earnings per share for the first quarter of 2014 was $0.43 per share.

Because acquisitions are growth and capital management strategies, earnings excluding amortization of intangibles after-tax are useful in evaluating the Company. Diluted earnings per share excluding intangible amortization for the first quarter of 2014 was $0.43 compared to $0.32 diluted earnings per share excluding intangible amortization (split adjusted) for the same period in 2013.

"The Company has achieved yet another historically record quarter during the first quarter of 2014," said John Allison, Chairman. "During the first quarter, the Company exhibited a notable diluted earnings per share metric of $0.43 per share. Our team continues to be dedicated on working toward recognizing the anticipated cost savings as quickly as possible from last quarter's acquisition of Liberty. I am looking forward to watching our team succeed in this process and pass along the results to our deserving shareholders."

Randy Sims, Chief Executive Officer, added, "We saw our diluted earnings per share and net interest margin improve 11 cents and 33 basis points during the first quarter of 2014 when compared to the prior year first quarter. Our core efficiency ratio also made a significant improvement to 41.39% for the quarter just ended when compared to the 46.39% and 45.22% from the first and fourth quarters of 2013, respectively. Another important item of note for the first quarter of 2014 is a 1.67% return on average assets excluding merger expenses. This ratio demonstrates we are making the necessary earnings improvements to get the acquired Liberty franchise up to our standards. I, for one, am pleased with the continued achievements the Company has realized during the first quarter of 2014."

Operating Highlights

Each quarter we perform credit impairment tests on the loans acquired in our FDIC loss sharing and non-loss sharing acquisitions. During our first quarter 2014 impairment testing, four FDIC loss sharing pools evaluated by the Company were determined to have a material projected credit improvement. As a result of this improvement, the Company will recognize approximately $11.4 million as an adjustment to yield over the weighted average life of the loans ($2.0 million was recognized during the first quarter of 2014). Improvements in credit quality decrease the basis in the related indemnification asset and increase our FDIC true-up liability. This positive event will reduce the indemnification asset by approximately $8.3 million ($2.1 million was recognized for the first quarter of 2014) and increase our FDIC true-up liability by $1.1 million ($71,000 was recognized for the first quarter of 2014). The $8.3 million will be amortized over the weighted average life of the shared-loss agreement. This amortization will be shown as a reduction to FDIC indemnification non-interest income. The $1.1 million will be expensed over the remaining true-up measurement date as other non-interest expense.

Net interest income for the first quarter of 2014 increased 73.6% to $77.0 million from $44.3 million during the first quarter of 2013. For the first quarter of 2014, the effective yield on non-covered loans and covered loans was 6.26% and 16.02%, respectively. Net interest margin, on a fully taxable equivalent basis, was 5.48% for the quarter just ended compared to 5.15% in the first quarter of 2013, an increase of 33 basis points. The pools which have been determined to have material projected credit improvement as a result of the quarterly impairment testing and the acquisition of Liberty have significantly changed the mix and metrics on the net interest margin since December 31, 2012. Although there have been many changes since 2012, the Company continues to remain focused on expanding its net interest margin through opportunities such as improved pricing on interest-bearing deposits.

The Company experienced a $6.9 million increase in the provision for loan losses for non-covered loans during the first quarter of 2014 versus 2013. This expected increase is not an indication of a decline in asset quality but primarily a reflection of the migration of the Liberty loans from purchased loan accounting treatment to originated loan accounting treatment. Based upon current accounting guidance the allowance for loan losses is not carried over in an acquisition.  As a result virtually none of the Liberty footprint loans had any allocation of the allowance for loan losses at year end.  This is the result of all loans acquired on October 24, 2013 from Liberty being recorded at fair value in accordance with the fair value methodology prescribed in ASC Topic 820.  However, as the acquired Liberty loans payoff and the Liberty footprint originates loan productions, it is necessary to establish an allowance which represents an amount that, in management's judgment, will be adequate to absorb credit losses.

The Company reported $12.2 million of non-interest income for the first quarter of 2014, compared to $9.0 million for the first quarter of 2013. The most important components of the first quarter non-interest income were $5.9 million from service charges on deposits accounts, $5.7 million from other service charges and fees, $1.5 million from mortgage lending income, $1.4 million from insurance commissions, $761,000 from other income, $539,000 from gain on sale of OREO and $436,000 from trust fees offset by the $4.7 million of net amortization on the FDIC indemnification asset.

Non-interest expense for the first quarter of 2014 was $39.4 million compared to $25.9 million for the first quarter of 2013. These increases are primarily associated with the acquisition of Liberty during the fourth quarter of 2013.    For the first quarter of 2014, our core efficiency ratio was 41.39% which is improved from the 46.39% reported for first quarter of 2013. As a result of the integration of Liberty during the fourth quarter of 2013, the Company anticipates it will be able to continue achieving cost savings during 2014.

Financial Condition

Total non-covered loans were $4.13 billion at March 31, 2014 compared to $4.19 billion at December 31, 2013. Total covered loans were $270.6 million at March 31, 2014 compared to $282.5 million at December 31, 2013.  Total deposits were $5.34 billion at March 31, 2014 compared to $5.39 billion at December 31, 2013.  Total assets were $6.78 billion at March 31, 2014 compared to $6.81 billion at December 31, 2013.

Non-performing non-covered loans were $42.7 million as of March 31, 2014, of which $20.4 million were located in Florida. Non-performing non-covered loans as a percent of total non-covered loans were 1.03% as of March 31, 2014 compared to 0.91% as of December 31, 2013.  Non-performing non-covered assets were $66.2 million as of March 31, 2014, of which $24.7 million were located in Florida. Non-performing non-covered assets as a percent of total non-covered assets were 1.03% as of March 31, 2014 compared to 1.07% as of December 31, 2013.

The Company's allowance for loan losses for non-covered loans was $44.0 million at March 31, 2014, or 1.07% of total non-covered loans, compared to $39.0 million, or 0.93% of total non-covered loans, at December 31, 2013. As of March 31, 2014 and December 31, 2013, the allowance for loan losses for non-covered loans plus discount for credit losses on non-covered loans acquired to total non-covered loans plus discount for credit losses on non-covered loans acquired was 4.86% and 4.89%, respectively. As of March 31, 2014 and December 31, 2013, the Company's allowance for loan losses for non-covered loans was 103% and 102% of its total non-performing non-covered loans, respectively.

Stockholders' equity was $868.9 million at March 31, 2014 compared to $841.0 million at December 31, 2013, an increase of $27.9 million. Book value per common share was $13.34 at March 31, 2014 compared to $12.92 at December 31, 2013.  Tangible book value per common share was $8.38 at March 31, 2014 compared to $7.94 December 31, 2013.

Branches

During the first quarter of 2014, the Company closed one branch in Panacea, Florida. The Company currently has no plans for additional de novo branch locations. In an effort to achieve efficiencies primarily from the recent acquisitions, the Company plans to close or merge four Arkansas and two Florida locations during the second quarter of 2014. The Company currently has 88 branches in Arkansas, 52 branches in Florida and 7 branches in Alabama.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, April 17, 2014. Interested parties can listen to this call by calling 1-888-317-6016 and asking for the Home BancShares conference call.  A replay of the call will be available by calling 1-877-344-7529, Passcode: 10042673, which will be available until April 25, 2014 at 8:00 a.m. CT (9:00 ET).  Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under "Investor Relations" for 12 months.

General

This release contains forward-looking statements regarding the Company's plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand, the ability to successfully integrate new acquisitions and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Home BancShares, Inc.'s financial results is included in its Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Our wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has locations in Arkansas, Florida and South Alabama. The Company's common stock is traded through the NASDAQ Global Select Market under the symbol "HOMB."

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(In thousands)	2014	2013	2013	2013	2013

ASSETS

Cash and due from banks	$ 124,662	$ 104,005	$ 77,261	$ 75,148	$ 95,604
Interest-bearing deposits with other banks	89,897	61,529	35,080	97,576	206,753
Cash and cash equivalents	214,559	165,534	112,341	172,724	302,357
Federal funds sold	22,925	4,275	10,700	2,475	2,850
Investment securities - available-for-sale	1,175,827	1,175,484	839,560	736,406	724,929
Investment securities - held-to-maturity	132,363	114,621	9,528	--	--
Loans receivable not covered by loss share	4,126,564	4,194,437	2,378,838	2,339,242	2,309,146
Loans receivable covered by FDIC loss share	270,641	282,516	308,072	329,802	358,669
Allowance for loan losses	(48,991)	(43,815)	(38,748)	(41,450)	(45,935)
Loans receivable, net	4,348,214	4,433,138	2,648,162	2,627,594	2,621,880
Bank premises and equipment, net	196,392	197,224	119,637	119,737	117,534
Foreclosed assets held for sale not covered by loss share	23,484	29,869	14,158	15,985	18,861
Foreclosed assets held for sale covered by FDIC loss share	20,201	20,999	24,320	27,073	29,928
FDIC indemnification asset	73,348	89,611	101,192	116,071	126,275
Cash value of life insurance	63,787	63,501	59,602	59,401	59,185
Accrued interest receivable	21,865	22,944	14,275	14,424	14,367
Deferred tax asset, net	82,886	89,412	46,045	46,655	40,907
Goodwill	301,736	301,736	85,681	85,681	85,681
Core deposit and other intangibles	21,131	22,298	9,655	10,457	11,259
Other assets	82,058	81,215	66,450	56,654	69,494
Total assets	$ 6,780,776	$ 6,811,861	$ 4,161,306	$ 4,091,337	$ 4,225,507

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$ 1,057,148	$ 991,161	$ 757,328	$ 733,374	$ 717,830
Savings and interest-bearing transaction accounts	2,827,787	2,792,423	1,683,010	1,735,280	1,810,957
Time deposits	1,453,575	1,609,462	808,480	856,581	936,649
Total deposits	5,338,510	5,393,046	3,248,818	3,325,235	3,465,436
Federal funds purchased	--	--	--	--	--
Securities sold under agreements to repurchase	137,524	160,984	71,307	73,461	77,194
FHLB borrowed funds	354,935	350,661	270,232	130,251	130,369
Accrued interest payable and other liabilities	20,113	5,389	22,714	25,787	21,020
Subordinated debentures	60,826	60,826	3,093	3,093	3,093
Total liabilities	5,911,908	5,970,906	3,616,164	3,557,827	3,697,112

Stockholders' equity
Common stock	651	651	563	562	281
Capital surplus	708,868	708,058	417,627	416,795	416,741
Retained earnings	158,838	136,386	128,316	114,172	100,730
Accumulated other comprehensive income (loss)	511	(4,140)	(1,364)	1,981	10,643
Total stockholders' equity	868,868	840,955	545,142	533,510	528,395
Total liabilities and stockholders' equity	$ 6,780,776	$ 6,811,861	$ 4,161,306	$ 4,091,337	$ 4,225,507

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
(In thousands)	2014	2013	2013	2013	2013	2014	2013

Interest income
Loans	$ 75,013	$ 65,338	$ 45,003	$ 44,036	$ 44,159	$ 75,013	$ 44,159
Investment securities
Taxable	4,470	4,760	2,645	2,490	2,403	4,470	2,403
Tax-exempt	2,317	1,554	1,507	1,467	1,481	2,317	1,481
Deposits - other banks	24	51	19	86	98	24	98
Federal funds sold	16	14	2	6	7	16	7

Total interest income	81,840	71,717	49,176	48,085	48,148	81,840	48,148

Interest expense
Interest on deposits	3,384	3,320	1,810	2,129	2,485	3,384	2,485
Federal funds purchased	--	1	3	--	--	--	--
FHLB borrowed funds	946	915	910	1,012	1,004	946	1,004
Securities sold under agreements to repurchase	182	171	87	86	80	182	80
Subordinated debentures	328	255	16	17	230	328	230

Total interest expense	4,840	4,662	2,826	3,244	3,799	4,840	3,799

Net interest income	77,000	67,055	46,350	44,841	44,349	77,000	44,349
Provision for loan losses	6,938	4,330	--	850	--	6,938	--
Net interest income after provision for loan losses	70,062	62,725	46,350	43,991	44,349	70,062	44,349

Non-interest income
Service charges on deposit accounts	5,911	6,001	4,072	4,088	3,709	5,911	3,709
Other service charges and fees	5,686	5,146	3,671	3,479	3,437	5,686	3,437
Trust fees	436	284	15	17	19	436	19
Mortgage lending income	1,513	1,470	1,527	1,619	1,372	1,513	1,372
Insurance commissions	1,416	778	519	444	679	1,416	679
Income from title services	50	122	156	136	109	50	109
Increase in cash value of life insurance	288	235	203	218	180	288	180
Dividends from FHLB, FRB, Bankers' bank & other	316	273	179	401	175	316	175
Gain on sale of SBA loans	--	--	79	--	56	--	56
Gain (loss) on sale of premises & equipment, net	9	(315)	303	394	15	9	15
Gain (loss) on OREO, net	539	347	777	441	86	539	86
Gain (loss) on securities, net	--	--	--	111	--	--	--
FDIC indemnification accretion/(amortization), net	(4,744)	(2,949)	(3,177)	(2,283)	(1,992)	(4,744)	(1,992)
Other income	761	825	994	740	1,180	761	1,180

Total non-interest income	12,181	12,217	9,318	9,805	9,025	12,181	9,025

Non-interest expense
Salaries and employee benefits	18,933	19,504	12,981	12,957	12,952	18,933	12,952
Occupancy and equipment	6,226	5,670	4,010	3,894	3,594	6,226	3,594
Data processing expense	1,793	1,538	1,114	1,231	1,510	1,793	1,510
Other operating expenses	12,405	28,162	8,610	7,773	7,807	12,405	7,807

Total non-interest expense	39,357	54,874	26,715	25,855	25,863	39,357	25,863

Income before income taxes	42,886	20,068	28,953	27,941	27,511	42,886	27,511
Income tax expense	15,549	7,118	10,590	10,282	9,963	15,549	9,963
Net income	$ 27,337	$ 12,950	$ 18,363	$ 17,659	$ 17,548	$ 27,337	$ 17,548

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Three Months Ended
(Dollars and shares in thousands,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Mar. 31,	Mar. 31,
except per share data)	2014	2013	2013	2013	2013	2014	2013

PER SHARE DATA

Diluted earnings per common share	$ 0.42	$ 0.19	$ 0.33	$ 0.31	$ 0.31	$ 0.42	$ 0.31
Diluted earnings per common share excluding intangible amortization	0.43	0.21	0.33	0.32	0.32	0.43	0.32
Basic earnings per common share	0.42	0.19	0.33	0.32	0.31	0.42	0.31
Dividends per share - common	0.075	0.075	0.075	0.075	0.065	0.075	0.065
Book value per common share	13.34	12.92	9.69	9.49	9.40	13.34	9.40
Tangible book value per common share	8.38	7.94	7.99	7.78	7.67	8.38	7.67

STOCK INFORMATION

Average common shares outstanding	65,123	62,865	56,256	56,234	56,222	65,123	56,222
Average diluted shares outstanding	65,511	63,234	56,620	56,577	56,535	65,511	56,535
End of period common shares outstanding	65,135	65,082	56,278	56,243	56,229	65,135	56,229

ANNUALIZED PERFORMANCE METRICS

Return on average assets	1.64%	0.83%	1.80%	1.71%	1.70%	1.64%	1.70%
Return on average assets excluding intangible amortization	1.77%	0.91%	1.89%	1.80%	1.79%	1.77%	1.79%
Return on average assets excluding intangible amortization, provision for loan losses, merger expenses, bargain purchase gain, gain on life insurance proceeds and income taxes (Core ROA)	3.26%	2.86%	3.09%	2.93%	2.77%	3.26%	2.77%
Return on average common equity	13.00%	6.68%	13.63%	13.27%	13.68%	13.00%	13.68%
Return on average tangible common equity excluding intangible amortization	21.48%	10.83%	17.04%	16.65%	17.29%	21.48%	17.29%
Efficiency ratio	42.07%	66.73%	45.67%	44.98%	46.03%	42.07%	46.03%
Core efficiency ratio	41.39%	45.22%	44.76%	45.76%	46.39%	41.39%	46.39%
Net interest margin - FTE	5.48%	5.09%	5.41%	5.18%	5.15%	5.48%	5.15%
Fully taxable equivalent adjustment	$ 1,591	$ 1,133	$ 1,073	$ 1,051	$ 1,075	$ 1,591	$ 1,075
Total revenue	94,021	83,934	58,494	57,890	57,173	94,021	57,173

EARNINGS EXCLUDING
INTANGIBLE AMORTIZATION

GAAP net income available to common shareholders	$ 27,337	$ 12,950	$ 18,363	$ 17,659	$ 17,548	$ 27,337	$ 17,548
Intangible amortization after-tax	709	740	487	488	487	709	487
Earnings excluding intangible amortization	$ 28,046	$ 13,690	$ 18,850	$ 18,147	$ 18,035	$ 28,046	$ 18,035

GAAP diluted earnings per share	$ 0.42	$ 0.19	$ 0.33	$ 0.31	$ 0.31	$ 0.42	$ 0.31
Intangible amortization after-tax	0.01	0.02	--	0.01	0.01	0.01	0.01
Diluted earnings per share excluding intangible amortization	$ 0.43	$ 0.21	$ 0.33	$ 0.32	$ 0.32	$ 0.43	$ 0.32

OTHER OPERATING EXPENSES

Advertising	$ 522	$ 653	$ 363	$ 120	$ 693	$ 522	$ 693
Merger and acquisition expenses	849	17,315	1,034	1	28	849	28
Amortization of intangibles	1,167	1,218	802	802	802	1,167	802
Electronic banking expense	1,338	1,458	926	960	863	1,338	863
Directors' fees	227	179	188	210	190	227	190
Due from bank service charges	199	179	136	168	133	199	133
FDIC and state assessment	1,114	858	684	677	630	1,114	630
Insurance	614	756	572	555	566	614	566
Legal and accounting	417	450	227	394	322	417	322
Other professional fees	507	561	404	490	473	507	473
Operating supplies	472	455	309	332	343	472	343
Postage	352	295	212	231	207	352	207
Telephone	454	375	291	291	303	454	303
Other expense	4,173	3,410	2,462	2,542	2,254	4,173	2,254

Total other operating expenses	$ 12,405	$ 28,162	$ 8,610	$ 7,773	$ 7,807	$ 12,405	$ 7,807

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)	2014	2013	2013	2013	2013

BALANCE SHEET RATIOS

Total loans to total deposits	82.37%	83.01%	82.70%	80.27%	76.98%
Common equity to assets	12.8%	12.3%	13.1%	13.0%	12.5%
Tangible common equity to tangible assets	8.5%	8.0%	11.1%	10.9%	10.5%

ALLOWANCE FOR LOAN LOSSES

Non-Covered
Balance, beginning of period	$ 39,022	$ 37,642	$ 40,498	$ 42,302	$ 45,170
Loans charged off	2,424	2,417	5,101	3,361	3,318
Recoveries of loans previously charged off	488	358	2,245	807	450
Net loans charged off	1,936	2,059	2,856	2,554	2,868
Provision for loan losses	6,938	3,439	--	750	--
Balance, end of period	$ 44,024	$ 39,022	$ 37,642	$ 40,498	$ 42,302

Discount for credit losses on non-covered loans acquired	164,324	174,637	77,413	80,322	80,305
Net charge-offs on loans not covered by loss share to average non-covered loans	0.19%	0.22%	0.48%	0.44%	0.50%
Allowance for loan losses for non-covered loans to total non-covered loans	1.07%	0.93%	1.58%	1.73%	1.83%
Allowance for loan losses for non-covered loans plus discount for credit losses on non-covered loans acquired to total non-covered loans plus discount for credit losses on non-covered loans acquired	4.86%	4.89%	4.68%	4.99%	5.13%

Covered
Balance, beginning of period	$ 4,793	$ 1,106	$ 952	$ 3,633	$ 5,462
Loans charged off	--	287	--	3,187	1,840
Recoveries of loans previously charged off	174	29	154	6	11
Net loans charged off/(recovered)	(174)	258	(154)	3,181	1,829
Provision for loan losses before benefit attributable to FDIC loss share agreements	--	3,945	--	500	--
Benefit attributable to FDIC loss share agreements	--	(3,054)	--	(400)	--
Net provision for loan losses	--	891	--	100	--
Increase in FDIC indemnificaton asset	--	3,054	--	400	--
Balance, end of period	$ 4,967	$ 4,793	$ 1,106	$ 952	$ 3,633

Total allowance for loan losses	$ 48,991	$ 43,815	$ 38,748	$ 41,450	$ 45,935

NON-PERFORMING ASSETS
NOT COVERED BY LOSS SHARE

Non-performing non-covered loans
Non-accrual non-covered loans	$ 20,697	$ 15,133	$ 17,187	$ 17,798	$ 19,078
Non-covered loans past due 90 days or more	21,981	23,141	11,248	11,514	6,692
Total non-performing non-covered loans	42,678	38,274	28,435	29,312	25,770
Other non-performing non-covered assets
Non-covered foreclosed assets held for sale, net	23,484	29,869	14,158	15,985	18,861
Other non-performing non-covered assets	47	281	185	172	285
Total other non-performing non-covered assets	23,531	30,150	14,343	16,157	19,146
Total non-performing non-covered assets	$ 66,209	$ 68,424	$ 42,778	$ 45,469	$ 44,916

Allowance for loan losses for non-covered loans to non-performing non-covered loans	103.15%	101.95%	132.38%	138.16%	164.15%
Non-performing non-covered loans to total non-covered loans	1.03%	0.91%	1.20%	1.25%	1.12%
Non-performing non-covered assets to total non-covered assets	1.03%	1.07%	1.15%	1.26%	1.21%

Home BancShares, Inc.
Loan Information
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
(Dollars in thousands)	2014	2013	2013	2013	2013

LOANS NOT COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$ 1,722,910	$ 1,739,668	$ 1,026,937	$ 1,003,391	$ 1,014,301
Construction/land development	566,205	562,667	314,232	281,994	254,673
Agricultural	74,775	81,618	31,906	31,119	34,288
Residential real estate loans
Residential 1-4 family	890,981	913,332	529,732	528,260	531,698
Multifamily residential	206,348	213,232	117,639	120,899	122,998
Total real estate	3,461,219	3,510,517	2,020,446	1,965,663	1,957,958
Consumer	60,735	69,570	30,478	32,671	33,823
Commercial and industrial	491,525	511,421	268,900	287,351	269,463
Agricultural	44,017	37,129	30,612	26,462	16,573
Other	69,068	65,800	28,402	27,095	31,329
Loans receivable not covered by loss share	$ 4,126,564	$ 4,194,437	$ 2,378,838	$ 2,339,242	$ 2,309,146

LOANS COVERED BY LOSS SHARE

Real estate
Commercial real estate loans
Non-farm/non-residential	$ 113,593	$ 117,164	$ 134,843	$ 143,922	$ 155,345
Construction/land development	45,381	48,388	51,492	56,447	58,384
Agricultural	1,184	1,232	1,253	1,784	2,256
Residential real estate loans
Residential 1-4 family	92,918	98,403	102,673	107,612	120,246
Multifamily residential	10,043	10,378	10,525	10,644	9,443
Total real estate	263,119	275,565	300,786	320,409	345,674
Consumer	16	20	17	20	28
Commercial and industrial	6,440	5,852	6,291	8,193	11,712
Agricultural	--	--	--	--	--
Other	1,066	1,079	978	1,180	1,255
Loans receivable covered by loss share	$ 270,641	$ 282,516	$ 308,072	$ 329,802	$ 358,669

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2014			December 31, 2013
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 63,018	$ 24	0.15%	$ 85,360	$ 51	0.24%
Federal funds sold	31,482	16	0.21%	24,180	14	0.23%
Investment securities - taxable	1,005,313	4,470	1.80%	944,786	4,760	2.00%
Investment securities - non-taxable - FTE	286,328	3,789	5.37%	270,606	2,539	3.72%
Loans receivable - FTE	4,427,994	75,132	6.88%	3,994,744	65,486	6.50%
Total interest-earning assets	5,814,135	83,431	5.82%	5,319,676	72,850	5.43%
Non-earning assets	952,470			894,828
Total assets	$ 6,766,605			$ 6,214,504

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 2,785,216	$ 1,279	0.19%	$ 2,510,593	$ 1,245	0.20%
Time deposits	1,528,079	2,105	0.56%	1,430,625	2,075	0.58%
Total interest-bearing deposits	4,313,295	3,384	0.32%	3,941,218	3,320	0.33%
Federal funds purchased	508	--	0.00%	552	1	0.72%
Securities sold under agreement to repurchase	149,352	182	0.49%	135,569	171	0.50%
FHLB borrowed funds	377,326	946	1.02%	357,922	915	1.01%
Subordinated debentures	60,826	328	2.19%	46,393	255	2.18%
Total interest-bearing liabilities	4,901,307	4,840	0.40%	4,481,654	4,662	0.41%
Non-interest bearing liabilities
Non-interest bearing deposits	1,003,495			931,918
Other liabilities	8,825			31,312
Total liabilities	5,913,627			5,444,884
Shareholders' equity	852,978			769,620
Total liabilities and shareholders' equity	$ 6,766,605			$ 6,214,504
Net interest spread			5.42%			5.02%
Net interest income and margin - FTE		$ 78,591	5.48%		$ 68,188	5.09%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	March 31, 2014			March 31, 2013
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$ 63,018	$ 24	0.15%	$ 148,744	$ 98	0.27%
Federal funds sold	31,482	16	0.21%	15,724	7	0.18%
Investment securities - taxable	1,005,313	4,470	1.80%	561,056	2,403	1.74%
Investment securities - non-taxable - FTE	286,328	3,789	5.37%	165,411	2,419	5.93%
Loans receivable - FTE	4,427,994	75,132	6.88%	2,684,376	44,296	6.69%
Total interest-earning assets	5,814,135	83,431	5.82%	3,575,311	49,223	5.58%
Non-earning assets	952,470			617,582
Total assets	$ 6,766,605			$ 4,192,893

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$ 2,785,216	$ 1,279	0.19%	$ 1,771,631	$ 814	0.19%
Time deposits	1,528,079	2,105	0.56%	986,787	1,671	0.69%
Total interest-bearing deposits	4,313,295	3,384	0.32%	2,758,418	2,485	0.37%
Federal funds purchased	508	--	0.00%	--	--	0.00%
Securities sold under agreement to repurchase	149,352	182	0.49%	69,664	80	0.47%
FHLB borrowed funds	377,326	946	1.02%	130,376	1,004	3.12%
Subordinated debentures	60,826	328	2.19%	27,149	230	3.44%
Total interest-bearing liabilities	4,901,307	4,840	0.40%	2,985,607	3,799	0.52%
Non-interest bearing liabilities
Non-interest bearing deposits	1,003,495			668,222
Other liabilities	8,825			18,769
Total liabilities	5,913,627			3,672,598
Shareholders' equity	852,978			520,295
Total liabilities and shareholders' equity	$ 6,766,605			$ 4,192,893
Net interest spread			5.42%			5.06%
Net interest income and margin - FTE		$ 78,591	5.48%		$ 45,424	5.15%

CONTACT: Brian S. Davis
         Chief Accounting Officer &
         Investor Relations Officer
         Home BancShares, Inc.
         (501) 328-4770